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Exhibit 99 - (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the registration statement on Form N-1A ("Registration Statement") of our report dated October 4, 2001, relating to the financial statements and financial highlights which appears in the August 31, 2001 Annual Report to Shareholders of the Global Biotechnology Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland
December 27, 2001